EXHIBIT 11
                           HASBRO, INC. AND SUBSIDIARIES

                         Computation of Earnings Per Share

              (Thousands of Dollars and Shares Except Per Share Data)


                                1994             1993             1992
                           ---------------  ---------------  ---------------
                                    Fully            Fully            Fully
                           Primary Diluted  Primary Diluted  Primary Diluted
                           ------- -------  ------- -------  ------- -------
Net earnings before
 cumulative effect of
 change in accounting
 principles               $179,315 179,315  200,004 200,004  179,164 179,164
Interest and amortization
 on convertible notes,
 net of taxes                    -   5,764        -   5,745        -   5,826
                           ------- -------  ------- -------  ------- -------
Net earnings before
 cumulative effect of
 change in accounting
 principles applicable
 to common shares          179,315 185,079  200,004 205,749  179,164 184,990
Cumulative effect of
 change in accounting
 principles                 (4,282) (4,282)       -       -        -       -
                           ------- -------  ------- -------  ------- -------
Net earnings applicable
 to common shares         $175,033 180,797  200,004 205,749  179,164 184,990
                           ======= =======  ======= =======  ======= =======

Weighted average number
 of shares outstanding:
  Outstanding at
   beginning of period      87,795  87,795   87,176  87,176   86,184  86,184
  Exercise of stock
   options and warrants:
    Actual                     305     305      304     304      530     530
    Assumed                  1,529   1,529    2,551   2,647    2,372   2,790
  Assumed conversion
   of convertible notes          -   5,114        -   5,114        -   5,114
  Purchase of common stock    (298)   (298)       -       -        -       -
                           ------- -------  ------- -------  ------- -------
    Total                   89,331  94,445   90,031  95,241   89,086  94,618
                           ======= =======  ======= =======  ======= =======

Per common share:
 Earnings before
  cumulative effect of
  change in accounting
  principles              $   2.01    1.96     2.22    2.16     2.01    1.96
 Cumulative effect of
  change in accounting
  principles                  (.05)   (.05)       -       -        -       -
                           ------- -------  ------- -------  ------- -------
Net earnings              $   1.96    1.91     2.22    2.16     2.01    1.96
                           ======= =======  ======= =======  ======= =======